PROMISSORY NOTE

$1,250,000.00                                               December 31, 1999

     Capco Energy, Inc., a Colorado corporation, ("Obligor"), for value received, hereby promises to pay to the order of Meteor Industries, Inc. ("Payee"), in lawful money of the United States at the address of Payee set forth below, the principal sum of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00), together with simple interest on the unpaid principal at the rate of nine and one quarter percent (9.25%) per annum. Subject to the provisions for acceleration herein the payments on this Note during calendar year 2000 shall be interest only payments paid monthly. Beginning on January 1, 2001, and subject to the provisions for acceleration herein, payments shall be made on all unpaid principal together with all accrued interest amortized over ten years, in equal monthly payments, with a balloon payment of the remaining principal balance on December 31, 2001.
The first payment which shall include interest on this Note for three months in the amount of $28,906 shall be due on April 1, 2000. Payments can be made in cash or in shares of Meteor Industries common stock to be valued for note payment purposes at $3.00 per share.

     This Note may be prepaid, in whole or in part, at any time without permission or penalty in cash or in Meteor common stock valued at the closing price on the day of payment. Interest shall be computed on the basis of a 360-day year and actual days elapsed. This Note shall be prepaid upon Payee's request if Obligor or its parent company completes a public offering of common stock.

     If payment on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Colorado, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

     Immediately upon the occurrence of an "Event of Default" (as defined below), Payee may, at its option, declare immediately due and payable the entire unpaid principal amount of this Note, together with all interest thereon, plus any other amounts payable at the time of such declaration pursuant to this Note. An Event of Default shall be defined as each of the following: (i) failure of Obligor to make any payment of interest and/or principal within thirty (30) days after the due date; (ii) Obligor shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition for action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (iii) an involuntary petition shall be filed against Obligor under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws of for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within thirty (30) days of the date hereof.

     If Payee should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of Obligor, Obligor shall be liable to pay to holder all reasonable costs and expenses of collection incurred by Payee, including, without limitation, reasonable attorney fees, whether or not suit or other action or proceeding be instituted and specifically including but not limited to collection efforts that may be made through a bankruptcy court.

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     This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have executed this Note as of the day and year first above written. Any payment shall be deemed made upon receipt by Payee. Payee or Obligor may change their address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

                              "OBLIGOR"

                               CAPCO ENERGY, INC.

                                        /signed/ Imran Jatalla
                                By:____________________________________
                                Print Name: Imran Jatalla
                                Title: Executive Vice President


                                "GUARANTOR"

                                CAPCO ASSET MANAGEMENT, INC.

                                      /signed/ John R. Aitken
                                By:____________________________________
                                Print Name: John R. Aitken
                                Title: President




















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